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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTIONS 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        The undersigned, who are the Chief Executive Officer and Chief Financial Officer of Behringer Harvard Multifamily REIT I, Inc. (the "Company"), each hereby certify as follows:

        The Quarterly Report on Form 10-Q of the Company (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 17th day of May, 2010.

/s/ ROBERT S. AISNER Robert S. Aisner Chief Executive Officer
/s/ HOWARD S. GARFIELD Howard S. Garfield Chief Financial Officer

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTIONS 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002